Exhibit 99.1

OptimizeRx Reports Second Quarter 2024 Financial Results

- Q2 revenue of $18.8 million, increasing 36% year-over-year

- Q2 gross profit increased 50% year-over-year to $11.7 million with a gross margin of 62%

- Won 8 DAAP deals during Q2

WALTHAM, Mass. – August 8, 2024 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), the leading provider of healthcare technology solutions helping life sciences companies reach and engage healthcare professionals (HCPs) and patients, reported results for the three months ended June 30, 2024. Quarterly comparisons are to the same year-ago period.

Financial Highlights

●	Revenue in the second quarter of 2024 increased 36% to $18.8 million, as compared to $13.8 million in the same year ago period.

●	Gross profit in the second quarter of 2024 increased 50% year-over-year to $11.7 million, from $7.8 million during the second quarter of 2023.

●	GAAP net loss totaled $(4.0) million or $(0.22) per basic and diluted share in the second quarter, as compared to $(4.1) million or $(0.24) during the second quarter of 2023.

●	Non-GAAP net income in the second quarter totaled $0.3 million, or $0.02 per diluted share, as compared to non-GAAP net loss of $(0.2) million or $(0.01) per diluted share during the second quarter of 2023 (see definition of these non-GAAP measures and reconciliation to GAAP below).

●	Adjusted EBITDA for the second quarter of 2024 came in at $0.5 million compared to $(0.8) million in the same year ago period (see definition of this non-GAAP measure and reconciliation to GAAP below).

●	Cash, cash equivalents and short-term investments totaled $15.0 million as of June 30, 2024 as compared to $13.9 million as of December 31, 2023.

Will Febbo, OptimizeRx CEO commented, “In the second quarter, revenue came in short of our expectations and consensus midpoint while adjusted EBITDA came in above consensus. This was primarily a result of a timing issue with closing one of our largest DAAP deals. We are having success in converting our DAAP pipeline into closed deals; however, because DAAP is a new, innovative solution in the market, there are additional approvals at the pharma customer level required to close out all the items that would allow us to take the revenue in the quarter. To be more specific, one of our long-standing customers committed to moving forward with an approximately $6 million multi-brand DAAP program that was due to launch in the second quarter of 2024 and got slightly delayed in their internal approval process. Without this delay, I believe we would have exceeded consensus expectations both on the top and bottom lines.”

“In the meantime, we’ve observed a significant distinction among our top 3 pharma clients, with an average revenue per client at approximately $9.7 million, compared to an average revenue of $2.7 million for our top 20 pharma clients. This highlights the value our top clients see in our DAAP solutions, as they continue to allocate larger portions of their commercial budgets to OptimizeRx. The strong performance with our top 3 customers signals robust market adoption of our evolving solutions, which we are leveraging across other accounts.”

Key Performance Indicators (KPIs)*	Rolling Twelve Months Ended 6/30/2024	Rolling Twelve Months Ended 6/30/2023
	(in thousands, except percentages)
Average revenue per top 20 pharmaceutical manufacturer	$2,699	$1,804
Percent of top 20 pharmaceutical manufacturers that are customers	100%	100%
Top 20 pharmaceutical manufacturers as percent of total net revenues	65%	59%
Net revenue retention	124%	89%
Revenue per averages full-time employee (FTE)	$658	$565

2024 Financial Outlook

For the full year 2024, the Company is reiterating its 2024 guidance and expects revenue to be at least $100 million with an Adjusted EBITDA of at least $11 million.

Conference Call

Date: Thursday, August 8, 2024

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Toll Free: 1-800-343-4849

International: 1-203-518-9848

Conference ID: “OPRXQ2”

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1679004&tp_key=4b22d66114

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net loss and non-GAAP net loss per diluted share or non-GAAP EPS, and Adjusted EBITDA, all of which are non-GAAP financial measures.

The Company defines non-GAAP net loss as GAAP net loss with an adjustment, as applicable, to add back depreciation, amortization, amortization of debt issuance costs, stock-based compensation, acquisition expenses, severance expenses, income or loss related to the fair value of contingent consideration, gain or loss from the disposal of a business, asset impairment charges, other income (loss), and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net loss divided by the number of weighted average shares outstanding on a diluted basis. Adjusted EBITDA is defined as GAAP net loss with an adjustment, as applicable, to add back depreciation, amortization, interest, stock-based compensation, acquisition expenses, severance expenses, income or loss related to the fair value of contingent consideration, gain or loss from the disposal of a business, asset impairment charges, other income (loss), and deferred income taxes. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cash flow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that exclude non-cash expenses allows for meaningful comparisons between the Company’s business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s business operating results over different periods of time.

The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net loss, non-GAAP EPS and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of Non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of Non-GAAP net (loss), Non-GAAP EPS and Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance to the most directly comparable GAAP measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, acquisition expenses, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Definition of Key Performance Indicators*

Top 20 pharmaceutical manufacturers: We have updated the definition of “top 20 pharmaceutical manufacturers” in our key performance indicators to be based upon Fierce Pharma’s most updated list of “The top 20 pharma companies by 2023 revenue”. We previously used “The top 20 pharma companies by 2022 revenue”. As a result of this change, prior periods have been restated for comparative purposes.

Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).

Revenue per average Full Time Employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 2 million U.S. healthcare providers and millions of their patients through an intelligent technology platform embedded within a proprietary digital point-of-care network, as well as mass digital communication channels, OptimizeRx helps life sciences organizations engage and support their customers.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans, future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, seasonal trends, our ability to maintain our contracts with electronic prescription platforms, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

(UNAUDITED)

	June 30, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$14,959	$13,852
Accounts receivable, net	24,521	36,253
Taxes receivable	1,842	1,036
Prepaid expenses and other	4,647	3,190
Total current assets	45,969	54,331
Property and equipment, net	171	149
Other assets
Goodwill	78,357	78,357
Other intangibles, net	14,470	15,198
Tradename and customer relationships, net	33,003	34,198
Operating lease right of use assets, net	472	573
Security deposits and other assets	435	568
Total other assets	126,736	128,894
TOTAL ASSETS	$172,876	$183,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$3,300	$2,000
Accounts payable – trade	2,980	2,227
Accrued expenses	5,310	7,706
Revenue share payable	2,094	5,506
Taxes payable	—	49
Current portion of lease liabilities	219	222
Deferred revenue	1,053	172
Total current liabilities	14,956	17,881
Non-current liabilities
Long-term debt, net	32,296	34,231
Lease liabilities, net of current portion	271	371
Deferred tax liabilities, net	4,337	4,337
Total liabilities	51,860	56,821

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2024 or December 31, 2023	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 20,061,907 and 19,899,679 shares issued at June 30, 2024 and December 31, 2023, respectively	20	20
Treasury stock, $0.001 par value, 1,741,397 shares held at June 30, 2024 and December 31, 2023.	(2)	(2)
Additional paid-in-capital	196,164	190,793
Accumulated deficit	(75,166)	(64,258)
Total stockholders’ equity	121,016	126,553
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$172,876	$183,374

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Net revenue	$18,812	$13,818	$38,502	$26,821
Cost of revenues, exclusive of depreciation and amortization presented separately below	7,108	5,993	14,595	11,563
Gross profit	11,704	7,825	23,907	15,258

Operating expenses
General and administrative expenses	14,380	12,242	30,545	26,274
Depreciation and amortization	1,073	465	2,140	929
Total operating expenses	15,453	12,707	32,685	27,203
Loss from operations	(3,749)	(4,882)	(8,778)	(11,945)
Other income (expense)
Interest expense	(1,528)	—	(3,074)	—
Other income	75	—	75	—
Interest income	105	721	125	1,386
Total other income (expense), net	(1,347)	721	(2,874)	1,386
Loss before provision for income taxes	(5,097)	(4,161)	(11,652)	(10,559)
Expense (benefit) from income taxes	1,088	33	744	66
Net loss	$(4,008)	$(4,128)	$(10,908)	$(10,493)
Weighted average number of shares outstanding – basic	18,257,879	16,992,100	18,213,992	17,043,493
Weighted average number of shares outstanding – diluted	18,257,879	16,992,100	18,213,922	17,043,493
Loss per share – basic	$(0.22)	$(0.24)	$(0.60)	$(0.62)
Loss per share – diluted	$(0.22)	$(0.24)	$(0.60)	$(0.62)

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	For the Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net loss	$(10,908)	$(10,493)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,140	929
Stock-based compensation	5,926	7,884
Increase in bad debt reserve	132	239
Amortization of debt issuance costs	365	—
Changes in:
Accounts receivable	11,600	3,635
Prepaid expenses and other assets	(1,457)	(1,772)
Accounts payable	752	(732)
Revenue share payable	(3,412)	(1,269)
Accrued expenses and other liabilities	(2,264)	(1,097)
Taxes payable	(855)	—
Deferred revenue	881	287
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,900	(2,389)

INVESTING ACTIVITIES:
Purchase of property and equipment	(77)	(49)
Purchases of held-to-maturity investments	—	(109,501)
Redemptions of held-to-maturity investments	—	112,501
Acquisition of intangible assets, including intellectual property rights	—	(3)
Capitalized software development costs	(162)	(1,274)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(239)	1,674

FINANCING ACTIVITIES:
Cash paid for employee withholding taxes related to the vesting of restricted stock units	(555)	(244)
Proceeds from exercise of stock options	—	145
Repurchase of common stock	—	(7,522)
Repayment of long-term debt	(1,000)	—
NET CASH USED IN FINANCING ACTIVITIES	(1,555)	(7,621)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,106	(8,335)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	13,852	18,209
CASH AND CASH EQUIVALENTS - END OF PERIOD	$14,958	$9,874

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2,710	$—
Cash paid for income taxes	$110	$—

OPTIMIZERX CORPORATION

RECONCILIATION of GAAP to NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(4,008)	$(4,128)	$(10,908)	$(10,493)
Depreciation and amortization	1,073	465	2,140	929
Stock-based compensation	2,903	3,503	5,926	7,884
Severance expenses	241	—	660	—
Other Income	(75)	—	(75)	—
Amortization of debt issuance costs	182	—	365	—
Acquisition expenses	—	—	243	—
Non-GAAP net income (loss)	$316	$(160)	$(1,649)	$(1,681)

Non-GAAP net income (loss) per share
Diluted	$0.02	$(0.01)	$(0.09)	$(0.10)
Weighted average shares outstanding:
Diluted	18,358,543	16,992,100	18,213,922	17,043,793

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(4,008)	$(4,128)	$(10,908)	$(10,493)
Depreciation and amortization	1,073	465	2,140	929
Expense (benefit) from income taxes	(1,088)	33	(744)	66
Stock-based compensation	2,903	3,503	5,926	7,884
Severance expenses	241	—	660	—
Acquisition expenses	—	—	243	—
Other Income	(75)	—	(75)	—
Interest (income) expense, net	1,422	(721)	2,949	(1,386)
Adjusted EBITDA	$468	$(848)	$191	$(3,000)